QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 4, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SYNOPSYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-1546236 (IRS Employer Identification No.)
700 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CALIFORNIA 94043 (Address of principal executive offices) (Zip Code)
1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (Full title of the Plan)
AART J. DE GEUS CHIEF EXECUTIVE OFFICER SYNOPSYS, INC. 700 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CALIFORNIA 94043 (Name and address of agent for service)
(650) 584-5000 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Aggregate Maximum Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value, to be issued under the 1994 Non-Employee Directors Stock Option Plan:	300,000	$29.525(2)	$8,857,500.00(2)	$1,122.25(2)

Preferred Share Purchase Rights	300,000	(3)	(3)	(3)

(1)
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act") the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statement Nos. 333-103636, 33-92144 and 333-77597. This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable in respect of the shares registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as on the basis of the high and low selling price per share of the Registrant's Common Stock on June    , 2004 as reported on the Nasdaq National Market.

(3)
Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Synopsys, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 filed with the Commission on January 29, 2004 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004 filed with the Commission on March 16, 2004 pursuant to Section 13 of the 1934 Act;

  (c)
  The Registrant's Current Report on Form 8-K filed with the Commission on February 26, 2004;

  (d)
  The Registrant's Registration Statement on Form 8-A, filed with Commission on January 24, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

  (e)
  The Registrant's Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the 1934 Act, and as amended on Form 8-A/A on December 13, 1999 and April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article VII, Section 6 of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such bylaw is in effect.

        In addition, the Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)
4.3	Specimen Common Stock Certificate(2)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement
99.1	1994 Non-Employee Directors Stock Option Plan(3)

(1)
Incorporated by reference from exhibit to Amendment No. 2 to the Company's Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)
Incorporated by reference from exhibit to the Company's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(3)
Incorporated by reference to exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2003.

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 4th day of June, 2004.

SYNOPSYS, INC.
By:
/s/ AART J. DE GEUS Aart J. de Geus Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Steven K. Shevick, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ AART J. DE GEUS Aart J. de Geus	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	June 4, 2004
/s/ CHI-FOON CHAN Chi-Foon Chan	President, Chief Operating Officer and Director	June 4, 2004
/s/ STEVEN K. SHEVICK Steven K. Shevick	Chief Financial Officer (Principal Financial Officer)	June 4, 2004
/s/ RICHARD T. ROWLEY Richard T. Rowley	Corporate Controller (Principal Accounting Officer)	June 4, 2004
/s/ ANDY D. BRYANT Andy D. Bryant	Director	June 4, 2004
/s/ DEBORAH A. COLEMAN Deborah A. Coleman	Director	June 4, 2004
/s/ BRUCE R. CHIZEN Bruce R. Chizen	Director	June 4, 2004
/s/ A. RICHARD NEWTON A. Richard Newton	Director	June 4, 2004
/s/ SASSON SOMEKH Sasson Somekh	Director	June 4, 2004
/s/ ROY VALLEE Roy Vallee	Director	June 4, 2004
/s/ STEVEN C. WALSKE Steven C. Walske	Director	June 4, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)
4.3	Specimen Common Stock Certificate(2)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1
24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement
99.1	1994 Non-Employee Directors Stock Option Plan(3)

(1)
Incorporated by reference from exhibit to Amendment No. 2 to the Company's Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)
Incorporated by reference from exhibit to the Company's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(3)
Incorporated by reference to exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2003.

QuickLinks

PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX